                                                                 EXHIBIT 10.6.67


                                                              PRINCE WILLIAM CO.


CABLEVISION OF MANASSAS

MOTION:    READING                                              October 7, 1986
                                                                Regular Meeting
SECOND:    PFITZNER                                             ORD No. 86-143
RE:        GRANT OF CABLE TELEVISION LICENSE --
           CABLEVISION OF MANASSAS, LTD

     WHEREAS, by Ordinance effective January 1, 1986, all persons constructing, installing, maintaining, expanding, enlarging, or otherwise increasing or operating a cable television system through, on, over, or under any public way in an incorporated area of the County, beyond that which may already have existed on the effective date of the cable television ordinance, must apply for, be granted and accepted a license to do so; and

     WHEREAS, Cablevision of Manassas, Ltd. has submitted an application for a cable television license subject to the terms, conditions and provisions of Chapter 5.5 of the Prince William County Code; and

     WHEREAS, Cablevision of Manasses, Ltd. will provide service in the area of the County described in its application attached hereto and incorporated herein by reference; and

     WHEREAS, the Board of County Supervisors has conducted extensive inquiry into the award of a license to more than one operator to provide cable television services in Prince William County, and public hearing has been conducted on this ordinance and the question whether multiple providers of such service enhances the public welfare, with consideration given to economic effects, the impact on private property rights, public convenience, public need and potential benefit; and

     WHEREAS, public hearing was held on October 7, 1986, on the grant of a license to Cablevision of Manassas, Ltd. following notice thereof published in a newspaper of general circulation in Prince William County on September 23, 1986, and September 30, 1986; and

     WHEREAS, the Board of County Supervisors is advised that the application is complete and proper in all respects, and that a cable television license should be granted;

     NOW, THEREFORE, BE IT ORDAINED that the Board of County Supervisors does hereby determine that the best interests of Prince William County are served and enhanced by licensing more than one cable television service provided; and it is

     FURTHER ORDAINED, that Cablevision of Manassas, Ltd. is hereby granted a cable television license subject to the terms, conditions and provisions of Chapter 5.5 of the Prince William County Code to serve the area described herein as such service may be extended or expanded, such license to be effective, unless otherwise revoked or terminated, for 15 years from the date upon which Cablevision of Manassas, Ltd. files a formal instrument of license acceptance with the County; and

October 7, 1986
Regular Meeting
ORD No. 86-143
Page Two

     BE IT STILL FURTHER ORDAINED that such license shall be transferrable without prior approval of the County, provided that any transferree shall amend the transferor's license application to reflect such information as to ownership and other particulars required under Chapter 5.5 of the Prince William County Code, sufficient to determine the character, ownership and business responsibility of the transferee in accordance with Section 5.5-4(4) and (5) of the Code of Prince William County.

ATTACHMENT

VOTE:
Ayes: Guiffre, Kidwell, King, Pfitzner, Reading, Seefeldt
Nays: None
Absent from Vote: Jenkins
Absent from Meeting: None

For information:
     County Attorney

CERTIFIED COPY      /s/ CATHERINE CLEMEN ROLLINS
                  ---------------------------------
                         Clerk to the Board

Mr. Doug Bourne
Cable Television Administrator
Office of Consumer Affairs
15960 Cardinal Drive
Woodbridge, Virginia 22191

     RE:  CABLEVISION OF MANASSAS LTD.
          GRANT OF CABLE TELEVISION LICENSE

Dear Mr. Bourne:

     Pursuant to the provisions of sec.5.5-1 et seq. of the Prince William County Code's cable television ordinance, the Board of County Supervisors of Prince William County adopted an ordinance granting a nonexclusive license to operate a cable television system to Cablevision of Manassas Ltd., on October 7, 1986. This letter, filed within thirty days after the grant of such license, is for the purpose of formally accepting the license as required by sec.5.5-6(a) of the Prince William County Code. The undersigned, as owner/agent of the company, and authorized to act on its behalf, has carefully read and clearly understands the terms and conditions of sec.5.5-1 et seq. of the Prince William County Code and of the license ordinance adopted by the Board, and agrees to strictly comply with both their terms. The undersigned further acknowledges and concedes the validity of the terms and conditions of the cable television ordinance and of the license ordinance in their entirety. Notwithstanding the terms of the license ordinance, the company hereby acknowledges and concedes that it is at all times subject to the lawful exercise of the County's police power, and acknowledges the Board of County Supervisors' right to adopt such other ordinances or amendments as it deems necessary to protect the public health, safety and welfare. The undersigned fully understands that failure to comply with any section of the cable television ordinance or of the license ordinance may be grounds for revocation of the license.

Doug Bourne

Page Two

     A certified check payable to the order of Prince William County in the amount of $1,000.00 is enclosed herewith as a nonrefundable license acceptance fee.

                                            Sincerely,

                                            CABLEVISION OF MANASSAS LTD.

                                            By:   /s/  R. Calvin Sutliff
                                               ---------------------------------

                                            Position:     General Partner
                                                     ---------------------------

                                            Date:            10-16-96
                                                 -------------------------------

                    [COUNTY OF PRINCE WILLIAM LETTERHEAD]



October 29, 1986

TO:    CASHIERS OFFICE, FINANCE DEPARTMENT

FROM:  DOUGLAS N. BOURNE, CABLE TV COORDINATOR

I am enclosing a cashiers check in the amount of $1,000. This is Cablevision of Manassas LTD.'s payment, in full, of the acceptance fee for a cable tv license. It should be recorded and deposited in the County's General Fund. This check should be coded 120030-0390.

If you should have any questions regarding this check, please do not hesitate to contact me.

Enclosure

DNB/lcw

                          [COPY OF CASHIER'S CHECK]

PRINCE WILLIAM COUNTY FRANCHISE

                              RECEIVED JUN 10 1985

MOTION:    GUIFFRE                                              June 4, 1985
                                                                Regular Meeting
SECOND:    READING                                              Ord. No. 85-62
SUBJECT:   GRANT OF CABLE TELEVISION LICENSE --
           CABLEVISION OF MANASSAS PARK, INC.

     WHEREAS, by Ordinance effective January 1, 1985, all persons constructing, installing, maintaining, expanding, enlarging, or otherwise increasing or operating a cable television system through, on, over, or under any public way in an incorporated area of the County, beyond that which may already have existed on the effective date of the cable television ordinance, must apply for, be granted and accept a license to do so; and

     WHEREAS, Cablevision of Manassas Park, Inc. operated a cable television system prior to the effective date of the cable television ordinance and intends to extend service beyond that which existed on January 1, 1985; and

     WHEREAS, Cablevision of Manassas Park, Inc. has submitted an application for a cable television license subject to the terms, conditions and provisions of Chapter 5.5 of the Prince William County Code; and

     WHEREAS, Cablevision of Manassas Park, Inc. will provide service in the area of the County described in the exhibit attached hereto and incorporated herein by reference; and

     WHEREAS, the Board of County Supervisors has conducted extensive inquiry into the award of a license to more than one operator to provide cable television services in Prince William County, and public hearing has been conducted on this ordinance and the question whether multiple providers of such service enhances the public welfare, with consideration given to economic effects, the impact on private property rights, public convenience, public need and potential benefit; and

     WHEREAS, public hearing was held on June 4, 1985 on the grant of a license to Cablevision of Manassas Park, Inc., following notice thereof published in a newspaper of general circulation in Prince William County on May 21, 1985 and May 28, 1985; and

     WHEREAS, the Board of County Supervisors is advised that the application is complete and proper in all respects, and that a cable television license should be granted;

     NOW, THEREFORE, BE IT ORDAINED that the Board of County Supervisors does hereby determine that the best interests of Prince William County are served and enhanced by licensing more than one cable television service provider; and it is

June 4, 1985
Ord. No. 85-62
Page Two

     FURTHER ORDAINED, that Cablevision of Manassas Park, Inc. is hereby granted a cable television license subject to the terms, conditions and provisions of Chapter 5.5 of the Prince William County Code to serve the area described herein as such service may be extended or expanded, such license to be effective, unless otherwise revoked or terminated, for 15 years from the date upon which Cablevision of Manassas Park, Inc. files a formal instrument of license acceptance with the County; and

     BE IT STILL FURTHER ORDAINED that such license shall be transferrable without prior approval of the County, provided that any transferee shall amend the transferor's license application to reflect such information as to ownership and other particulars required under Chapter 5.5 of the Prince William County Code, sufficient to determine the character, ownership and business responsibility for the transferee in accordance with sec.5.5-4(4) and (5) of the Code of Prince William County.

ATTACHMENT

VOTE:
Ayes: Guiffre, Jenkins, Kidwell, King, Pfitzner, Reading, Seefeldt
Nays: None
Absent from Vote: None
Absent from Meeting: None

FI:

    County Attorney
    Consumer Affairs Director

CERTIFIED COPY:   [ILLEGIBLE COPY]
               -------------------------
                 Clerk to the Board

                    [COUNTY OF PRINCE WILLIAM LETTERHEAD]



June 10, 1985

TO:    Cashiers Office, Finance Department

FROM:  Douglas N. Bourne, Cable TV Coordinator

RE:    Cable TV License Acceptance Fee
       Cablevision of Manassas Park, Inc.

I am enclosing herewith a cashiers check in the amount of $1,000.00. This is Cablevision of Manassas Park, Inc.'s payment, in full, of the acceptance fee for a cable tv license. It should be recorded and deposited in the County's General Fund. This check should be coded 120030-0390.

If you should have any questions regarding this check, please do not hesitate to call me.

Enclosure

DNB/lcw

                          [COPY OF CASHIER'S CHECK]

[Cablevision of Manassas Park, Inc. Letterhead]

Mr. Doug Bourne
Cable Television Administrator
Office of Consumer Affairs
15960 Cardinal Drive
Woodbridge, Virginia 22191

     Re: CABLEVISION OF MANASSAS PARK, INC.
         GRANT OF CABLE TELEVISION LICENSE

Dear Mr. Bourne:

     Pursuant to the provisions of sec.5.5-1 et seq. of the Prince William County Code's cable television ordinance, the Board of County Supervisors of Prince William County adopted an ordinance granting a nonexclusive license to operate a cable television system to Cablevision of Manassas Park, Inc., on June 4, 1985. This letter, filed within thirty days after the grant of such license, is for the purpose of formally accepting the license as required by sec.5.5-6(a) of the Prince William County Code. The undersigned, as owner/agent of the company, and authorized to act on its behalf, has carefully read and clearly understands the terms and conditions of sec.5.5-1 et seq. of the Prince William County Code and of the license ordinance adopted by the Board, and agrees to strictly comply with both their terms. The undersigned further acknowledges and concedes the validity of the terms and conditions of the cable television ordinance and of the license ordinance in their entirety. Notwithstanding the terms of the license ordinance, the company hereby acknowledges and concedes that it is at all times subject to the lawful exercise of the County's police power, and acknowledges the Board of County Supervisors' right to adopt such other ordinances or amendments as it deems necessary to protect the public health, safety and welfare. The undersigned fully understands that failure to comply with any section of the cable television ordinance or of the license ordinance may be grounds for revocation of the license.

     A certified check payable to the order of Prince William County in the amount of $1,000.00 is enclosed herewith as a nonrefundable license acceptance fee.

                                            Sincerely,

                                            CABLEVISION OF MANASSAS PARK, INC.

                                            BY:            [ILLEGIBLE]
                                               ---------------------------------

                                            POSITION:  President
                                                     ---------------------------

                     [COUNTY OF PRINCE WILLIAM LETTERHEAD]

November 23, 1993

                       VIA CERTIFIED MAIL #P 260-353-661

Sam Eddy, General Manager
Cablevision of Manassas
9540 Center Street
Manassas, Virginia 22110

RE: Notification of customer service amendments/Prince William County

Dear Mr. Eddy:

On November 16, 1993 the Board of County Supervisors, during a public hearing session, passed proposed customer service amendments to the Prince William County Cable TV Ordinance. These amendments essentially incorporated those sections of the Federal Communications Commission's (FCC) Report and Order, released on April 7, 1993, implementing Section 8 of the Cable Television Consumer Protection Act of 1992 that addressed federal customer service standards.

Paragraph (C) of the Report and Order establishes federal customer service standards. Paragraph (a) of the new rule provides that a franchising authority may enforce the federal standards; but in order to do so, the franchising authority must provide affected cable operators 90 days' written notice of its intent to enforce the standards. This letter constitutes Prince William County's notice of its intent to enforce the federal standards

Page Two
November 23, 1993

which were adopted by the Board of Supervisors on November 16, 1993 by way of the customer service amendments to Article IV of the Prince William County Cable TV Ordinance. Therefore, the effective enforcement date is February 22, 1994. A copy of these amendments is attached for your review.

Sincerely,

/s/  DOUGLAS N. BOURNE

Douglas N. Bourne
Cable TV Coordinator

cc: Jim Mullen, County Executive
    Susan Matthews, Public Information Officer
    Rob Dickerson, Assistant County Attorney

Enclosure(s): As Stated

                       PROPOSED AMENDMENTS TO CHAPTER 5.5

                                  Chapter 5.5

                                CABLE TELEVISION

                                      ***

                             ARTICLE I. IN GENERAL

                                      ***

Sec. 5.5-2. Definitions.

     As used in this chapter, the following words and phrases shall have the meanings herein specified, except where the context is clearly to the contrary. Consistent with context, words used in the plural contemplate and include the singular, and words used in the singular contemplate and include the plural. Context notwithstanding, the word "shall" is mandatory, never directory.

     Basic subscriber service shall means the distribution to subscribers of signals over a cable television system on all channels except:

          (1) Those for which a per-program of per-channel is made;

          (2) Those intended for reception by equipment other than a television broadcast receiver;

          (3) Two-way services;

          (4) Services, the delivery of which are regulated or pre-empted by the Federal Communications Commission; and

          (5) Emergency services.

     Board shall mean the board of county supervisors of Prince William County, Virginia.

     Cable televisions system shall mean a cable television system as defined by section 15.1-23.1, Virginia Code Annotated.

     County shall mean Prince William County, Virginia.

     County Executive shall mean the chief executive officer of the county, appointed by the board, or his designee so indicated in writing.

     Fair market value shall mean the price that property will command when sold by one who is under no need to sell, a willing seller, and bought by one who is under no need to buy, a willing buyer.

     Federal Communications Commission, shall mean the federal agency established under the Communications Act of 1934, as amended, or any successor agency.

     Gross revenues shall mean any and all revenues derived from the operation of a cable television system in the county, including but not limited to monthly or periodic charges for service, installation fees and reconnect fees, revenues derived from per-program or per-channel charges, studio and equipment rentals, and subscriber and advertising revenues.

     License shall mean the nonexclusive right granted hereunder to construct, install, maintain, and operate a cable television system or systems in any unincorporated area of the county. It does not include any other license or permit for the privilege of conducting a business in the county, as may be required by other county ordinances.

     License ordinance shall mean an ordinance adopted pursuant to section 5.5-4 of this chapter, formally granting a license to construct, install, maintain, or operate a cable television system in the county.

     License service area shall mean the geographical area within the unincorporated area of the county for which a nonexclusive right has been granted hereunder to construct, install, maintain, and operate a cable television system.

     License shall mean a person granted a license hereunder.

     Normal Business Hours shall mean those hours during which most similar businesses in the community are open to serve customers. In all cases, normal business hours must include some evening hours at least one night per week and/or some weekend hours.

     Normal Operating Conditions shall mean those service conditions which are within the control of the cable operator. Those conditions which are not within the control of the cable operator include, but are not limited to, natural disasters, civil disturbances, power outages, telephone network outages, and severe or unusual weather conditions. Those conditions which are ordinarily within the control of the cable operator include, but are not limited to, special promotions, pay-per-view events, rate increases, regular peak or seasonal demand periods, and maintenance or upgrade of the cable television system.

     Person shall mean and include any individual, firm, partnership, cooperative, nonprofit membership corporation, joint venture, association, corporation, estate, trust, business trust, trustee in bankruptcy, receiver, auctioneer, syndicate, assignee, club, society, or any other group or combination acting as a unit.

     Public way shall mean any highway, street, road, alley, way, easement, right-of-way, place, or other right or interest in real property, belonging to any public body, including the county, the commonwealth, or any subdivision, agency, department, or authority of either.

     Service Interruption shall mean the loss of picture or sound on one or more cable channels.

     Subscriber shall mean any person who receives, or contracts with a licensee to receive, basic subscriber service, or one (1) or more of such other services as may be offered by the licensee's cable television system, or both.

                                     * * *

             ARTICLE IV. CONSUMER PROTECTION AND SUBSCRIBER PRIVACY

                                     * * *

Sec. 5.5-9. Maintenance; repairs.

     (a) The licensee shall establish maintenance service capability enabling the prompt location and correction of system malfunctions. The licensee shall maintain adequate records of all complaints and requests for repairs, and their resolution, which records shall be open for public inspection.

     (b) Under normal operating conditions, each of the following four standards will be met no less than ninety-five (95) percent of the time measured on a quarterly basis:

          (1) Standard installations will be performed within seven (7) business days after an order has been placed. Standard installations are those that are located up to 125 feet from the existing distribution system.

          (2) Excluding conditions beyond the control of the licensee, the licensee will begin working on service interruptions promptly and in no event later than 24 hours after the interruption becomes known. Licensee must begin actions to correct other service problems the next business day after notification of the service problem.

          (3) For all installations, service calls, and other installation activities, licensee shall provide its customer either a specific appointment time or, at maximum, a four-hour time block during business hours. Licensee may schedule service calls and other installation activities outside of normal business hours for the express convenience of the customer.

          (4) A licensee may not cancel an appointment with a customer after the close of business on the business day prior to the scheduled appointment.

     (c) If a representative of licensee is running late for an appointment with a customer and will not be able to keep the appointment as scheduled, the customer will be contacted. The appointment will be rescheduled, as necessary, at a time which is convenient for the customer.

     Sec. 5.5-10. Local office hours; telephone availability; complaints; notice of procedures.

     (a) The licensee shall maintain an office and bill payment location within the license service area, or in the Cities of Manassas or Manassas Park, which shall be open and accessible to the public during normal business hours. The licensee shall provide a local, toll-free or collect call telephone access line which will be available to its subscribers 24 hours a day, seven days a week for recording of subscriber complaints, including, but not limited to, billing errors, service disconnections, service interruptions, and equipment failure. Complaints other than those related to a system malfunction or service interruption addressed by section 5.5-9 shall be answered not later than the next business day after the complaint has been received, and corrective action shall be completed as soon as practical. Adequate records shall be made of all subscriber complaints, describing the nature of each complaint and showing when and what corrective action was completed. Such records shall be available to the public or to representatives of the board, during normal business hours, and shall be retained in the licensee's files for not less than three (3) years. Annual summaries of complaints shall be filed with the office of consumer affairs, not later than June thirtieth of each year.

     (b) Unresolved complaints, if any, shall be reported to the office of consumer affairs, in writing, within thirty (30) days after the end of each calendar year quarter. The nature and number of any unresolved complaints shall be taken into account by the board in considering whether to renew or to revoke a license.

     (c) Each licensee shall, at any time of entering into an agreement to provide cable service of any kind, inform every subscriber of the provisions of this article.

     (d) Licensees serving more than one (1) license service area need provide a local office in only one (1) such area, or in either of the two (2) cities above.

     (e) Trained representatives of licensee will be available to respond to customer telephone inquiries during normal business hours.

     (f) After normal business hours, the telephone access line may be answered by a service or an automated response system, including an answering machine. Inquiries received after normal business hours must be responded to by a trained representative of licensee on the next business day.

     (g) Under normal operating conditions, telephone answer time by a representative of licensee, including wait time, shall not exceed thirty (30) seconds when the connection is made. If the call needs to be transferred, transfer time shall not exceed thirty (30) seconds. Under normal operating conditions, the customer will receive a busy signal less than three (3) percent of the time. These standards shall be met no less than ninety (90) percent of the time under normal operating conditions, measured on a quarterly basis.

     (h) The licensee will not be required to acquire equipment or perform surveys to measure compliance with the telephone answering standards of section 5.5-10(g) unless an historical record of complaints indicates a clear failure to comply.

     Section 5.5-11. Notification to subscribers: billing; refunds; and credits.

     (a) The licensee shall provide written information on each of the following areas at the time of installation of service, at least annually to all subscribers, and at any time upon request:

          (1) Products and services offered;

          (2) Prices and options for programming services and conditions of subscription to programming and other services:

          (3) Installation and service maintenance policies;

          (4) Instructions on how to use the cable service;

          (5) Channel positions of programming carried on the system; and

          (6) Procedures which may be used to make complaints, requests for repairs and to contest alleged billing errors, including the address and telephone number of the county's cable office.

     (b) Customers will be notified of any changes in rates, programming services or channel positions as soon as possible through announcements on the cable system and in writing. Notice must be given to subscribers a minimum of thirty (30) days in advance of such changes if the change is within the control of the licensee. Increases made without such prior notice shall be void. In addition, the licensee shall notify subscribers thirty (30) days in advance of any significant changes in the other information required by Section 5.5-11(a).

     (c) Bills will be clear, concise and understandable. Bills must be fully itemized, with itemizations including, but not limited to, basic and premium service charges and equipment charges. Bills will also clearly delineate all activity during the billing period, including optional charges, rebates and credits.

     (d) In case of a billing dispute, the licensee must respond to a written complaint from a subscriber within thirty (30) days.

     (e) Refund checks will be issued promptly by licensee, but no later than either:

          (1) The customer's next billing cycle following resolution of the request or thirty (30) days, whichever is earlier; or

          (2) The return of the equipment supplied by the licensee if service is terminated.

     (f) Credits for service will be issued no later than the customer's next billing cycle following the determination that a credit is warranted.

                                     ***

                           PRINCE WILLIAM COUNTY CODE
                         CONSUMER AFFAIRS AND CABLE TV

                                  Chapter 5.5

                               CABLE TELEVISION*

ART. I. IN GENERAL, SECTIONS 5.5-1--5.5-3
ART. II APPLICATION FOR LICENSE, SECTION 5.5-4
ART. III. GRANT OF LICENSE, SECTIONS 5.5-5--5.5-7
ART. IV. CONSUMER PROTECTION AND SUBSCRIBER PRIVACY, SECTIONS 5.5-8--5.5-15 ART. V. LICENSE FEE, SECTION 5.5-16
ART. VI. ADMINISTRATION AND ENFORCEMENT, SECTIONS 5.5-17--5.5-21
ART. VII. RENEWAL AND REVOCATION OF LICENSES, SECTIONS 5.5-22--5.5-24
ART. VIII. CREATION OF LICENSE SERVICE AREA, SECTION 5.5-25
ART. IX. MISCELLANEOUS, SECTIONS 5.5-26--5.5-28

                             ARTICLE I. IN GENERAL

SEC. 5.5-1. SHORT TITLE; PURPOSE; AUTHORITY.

     (a) This chapter shall be known and may be cited as the "Prince William County Cable Television Ordinance."

     (b) This chapter is intended to provide for the licensing and regulation of one (1) or more cable television systems, and to impose a fee on the privilege of operating such system or systems, in the unincorporated area of Prince William County, Virginia.

     (c) This chapter is enacted pursuant to sections 15.1-23.1 and 15.1-512.1, Virginia Code Annotated. (No. 84-829, 10-23-84)

SEC. 5.5-2. DEFINITIONS.

     As used in this chapter, the following words and phrases shall have the meanings herein specified, except where the context is clearly to the contrary. Consistent with context, words used in the plural contemplate and include the singular, and words used in the singular contemplate and include the plural. Context notwithstanding, the word "shall" is mandatory, never directory.

     Basic subscriber service shall mean the distribution to subscribers of signals over a cable television system on all channels except:

          (1) Those for which a per-program or per-channel charge is made;

          (2) Those intended for reception by equipment other than a television broadcast receiver;

---------------

     *EDITOR'S NOTE--Res. No. 84-829, enacted Oct. 23, 1984, amended the Code by adding thereto a new Ch. 5.1, sec.sec. 5.1-1--5.1-28. In order to provide for the future addition of chapters, Ch. 5.1 was redesignated by the editor as Ch. 5.5, and the sections were also redesignated accordingly; otherwise, the chapter is included herein substantially as enacted.

     CROSS REFERENCES--Consumer protection, Ch. 6; emergency services, Ch. 7; licenses generally, Ch. 11; taxation, Ch. 26; telephones, Ch. 28
sec. 5.5-2                 PRINCE WILLIAM COUNTY CODE

          (3) Two-way services;

          (4) Services, the delivery of which are regulated or pre-empted by the Federal Communications Commission; and

          (5) Emergency services.

     Board shall mean the board of county supervisors of Prince William County, Virginia.

     Cable televisions system shall mean a cable television system as defined by section 15.1-23.1, Virginia Code Annotated.

     County shall mean Prince William County, Virginia.

     County executive shall mean the chief executive officer of the county, appointed by the board, or his designee so indicated in writing.

     Fair market value shall mean the price that property will command when sold by one who is under no need to sell, a willing seller, and bought by one who is under no need to buy, a willing buyer.

     Federal Communications Commission shall mean the federal agency established under the Communications Act of 1934, as amended, or any successor agency.

     Gross revenues shall mean any and all revenues derived from the operation of a cable television system in the county, including but not limited to monthly or periodic charges for service, installation fees and reconnect fees, revenues derived from per-program or per-channel charges, studio and equipment rentals, and subscriber and advertising revenues.

     License shall mean the nonexclusive right granted hereunder to construct, install, maintain, and operate a cable television system or systems in any unincorporated area of the county. It does not include any other license or permit for the privilege of conducting a business in the county, as may be required by other county ordinances.

     License ordinance shall mean an ordinance adopted pursuant to section 5.5-4 of this chapter, formally granting a license to construct, install, maintain, or operate a cable television system in the county.

     License service area shall mean the geographical area within the unincorporated area of the county for which a nonexclusive right has been granted hereunder to construct, install, maintain, and operate a cable television system.

     Licensee shall mean a person granted license hereunder.

     Person shall mean and include any individual, firm, partnership, cooperative, nonprofit membership corporation, joint venture, association, corporation, estate, trust, business trust, trustee in bankruptcy, receiver, auctioneer, syndicate, assignee, club, society, or any other group or combination acting as a unit.

     Public way shall man any highway, street, road, alley, way, easement, right-of-way, place, or other right or interest in real property, belonging to any public body, including the county, the commonwealth, or any subdivision, agency, department, or authority of either.

                                CABLE TELEVISION                      sec. 5.5-4

     Subscriber shall mean any person who receives, or contracts with a licensee to receive, basic subscriber service, or one (1) or more of such other services as may be offered by the licensee's cable television system, or both. (No. 84-829, 10-23-84; No. 86-123, 8-5-86)

SEC. 5.5-3. REQUIREMENT OF LICENSE; PROHIBITION ON EXPANSION.

     (a) No person shall construct, install, maintain, expand, enlarge, or otherwise increase, or operate a cable television system through, on, over, or under any public way in the unincorporated area of the county without first having applied for, been granted, and accepted a license under the provisions hereof; provided, however, that any person operating a cable television system in the county on the effective date of this chapter may continue operating such existing system as it is then constituted, without further extension of service to any additional subscriber if such extension of service requires the crossing or use of any public way.

     (b) Notwithstanding the permission granted hereby to continue operation of existing systems, board of supervisors Resolution No. 83-696, dated August 2, 1983, is expressly repealed upon the adoption of this chapter, and the permission granted thereby for the use of the public ways of the county for the purpose of providing cable television service is revoked, except as to those portions of existing systems grandfathered under the provisions of subsection
(a) of this section. (No. 84-829, 10-23-84)

                      ARTICLE II. APPLICATION FOR LICENSE

SEC. 5.5-4. APPLICATION; FEE; CONTENTS.

     (a) The board shall, by resolution, establish procedures and forms governing the invitation for, and submission, review, and evaluation of, written applications for a license. Each person applying for a license shall pay, by certified check to the order of "Prince William County," a nonrefundable fee in the amount of five hundred dollars ($500.00) to defray expenses incurred by the county in processing applications. In addition to such other information as the board may deem necessary or appropriate to include in the aforesaid resolution, all applications shall include, at a minimum, unless otherwise determined by the board:

          (1) A map delineating all areas to which cable service must be provided in accordance with the service extensions required by section 5.5-14 hereof.

          (2) A detailed statement of services proposed to be offered, including public, civic, or community services.

          (3) A schedule of initial rates, fees, and other charges to be established by the applicant.

          (4) Information sufficient to determine the character and business responsibility of the applicant, its financial, technical and other qualifications.

          (5) Full and true disclosure of the actual ownership of the applicant, including the identity of all principals and ultimate beneficial owners, however designated, specifi-

SEC. 5.5-4                 PRINCE WILLIAM COUNTY CODE

         cally including all stockholders of corporations (nominal and beneficial) owning more than one (1) percent of the issued and outstanding stock, and all partners of any general or limited partnership.

     (b) Submitted applications shall be amended only with the consent of the board.

     (c) Applications shall be signed by the applicant, or by a duly authorized representative of the applicant, evidence of whose authority shall be supplied with the application. (No. 84-829, 10-23-84)

                         ARTICLE III. GRANT OF LICENSE

SEC. 5.5-5. FORM; NONEXCLUSIVE TERM.

     (a) The board may, by individual ordinance adopted for the purpose, grant one (1) or more nonexclusive licenses, subject to the terms, conditions, and other provisions of this chapter. Such licenses shall be for a term of fifteen
(15) years beginning with the date a written instrument accepting the license is filed with the county pursuant to this chapter.

     (b) Nothing in this chapter shall be deemed, construed, or applied to require the board to grant any license. Any decision or decisions of the board concerning the granting, or the refusal to grant, one or more licenses shall be final.

     (c) The license ordinance shall constitute the license, and shall include at a minimum a description of the area or areas to be served, the terms of any agreements which may be made between the county and licensee beyond the requirements of this chapter, and such other terms and conditions as shall be lawful and appropriate. (No. 84-829, 10-23-84)

SEC. 5.5-6. ACCEPTANCE OF LICENSE; POLICE POWER; FEE.

     (a) A license granted pursuant to this chapter shall not become effective unless and until accepted by written instrument filed with the county within thirty (30) days after the license ordinance has been adopted. Such instrument shall state that the licensee has carefully read and clearly understands the terms and conditions of this chapter and of the license ordinance, and agrees to strict compliance with both. By accepting a license, the licensee acknowledges and concedes the validity of the terms and conditions of this chapter and of the license ordinance in their entireties, at the time of adoption of the license ordinance.

     (b) By accepting a license granted pursuant to this chapter, the licensee acknowledges and concedes that, notwithstanding the terms of the license, it is at all times subject to the lawful exercise of the county's police power. The board hereby expressly reserves the right to adopt, in addition to this chapter and to the license ordinance, such other ordinances as it deems necessary to protect the public health, safety, or welfare, provided that such other ordinances are consistent with state and federal law and authorized by said police power. The board may adopt amendments to this chapter, provided that such amendments shall not deprive any licensee of rights which have vested during the license period.

                                CABLE TELEVISION                     SEC. 5.5-10

     (c) Upon accepting a license, the licensee shall pay to the county a fee in an amount set by resolution of the board, not to exceed one thousand dollars ($1,000.00). Such fee shall be nonrefundable, and shall be paid by a certified check to the order of "PRINCE WILLIAM COUNTY." (NO. 84-829, 10-23-84)

SEC. 5.5-7. FILING WITH COUNTY.

     Unless otherwise expressly provided by resolution of the board, all materials herein required to be filed with the county shall be filed at and with the office of consumer affairs. (No. 84-829, 10-23-84)

             ARTICLE IV. CONSUMER PROTECTION AND SUBSCRIBER PRIVACY

SEC. 5.5-8. CONTINUOUS, EFFICIENT SERVICE; PRO RATA REFUNDS OR CREDITS.

     (a) The licensee shall provide continuous, efficient service, on a nondiscriminatory basis, in return for payment of its rates, fees, and other charges for service. Interruptions of service shall be for good cause only and for the shortest time possible. Planned interruptions of thirty (30) minutes or more shall be preceded by at least twenty-four (24) hours' advance notice to all subscribers and, to the extent feasible, shall occur during periods of minimum use of the cable television system.

     (b) In the event service to one-fourth ( 1/4) or more of the subscribers of any licensee is interrupted for more than twenty-four (24) consecutive hours, whether pre-planned or not, the licensee shall provide each such subscriber subject to such interruption with a pro rata credit or refund for the entire period of such interruption. (No. 84-829, 10-23-84)

SEC. 5.5-9. MAINTENANCE; COMPLAINT ANSWERING SERVICE; REPAIRS.

     The licensee shall establish maintenance service capability enabling the prompt location and correction of system malfunctions, and shall make repairs promptly within twenty-four (24) hours of receipt of notification of the need therefor. The licensee shall provide a twenty-four-hour complaint answering service, and shall maintain adequate records of all complaints and requests for repairs, and their resolution, which records shall be open for public inspection. (No. 84-829, 10-23-84)

SEC. 5.5-10. LOCAL OFFICE; COMPLAINTS; NOTICE OF PROCEDURES.

     (a) The licensee shall maintain an office within the license service area, or in the Cities of Manassas or Manassas Park, which shall be open and accessible to the public during normal business hours and which shall provide twenty-four-hour recording of subscriber complaints, including, but not limited to, billing errors, service disconnections, service loss, and equipment failure. Complaints other than those related to system malfunction addressed by section 5.5-9 shall be answered not later than the next business day after the complaint has been received, and corrective action shall be completed as soon as practical. Adequate records shall be made of all subscriber complaints, describing the nature of each complaint and showing
sec. 5.5-10                PRINCE WILLIAM COUNTY CODE

when and what corrective action was completed. Such records shall be available to the public or to representatives of the board, during normal business hours, and shall be retained in the licensee's files for not less than three (3) years. Annual summaries of complaints shall be filed with the office of consumer affairs, not later than June thirtieth of each year.

     (b) Unresolved complaints, if any, shall be reported to the office of consumer affairs, in writing, within thirty (30) days after the end of each calendar year quarter. The nature and number of any unresolved complaints shall be taken into account by the board in considering whether to renew or to revoke a license.

     (c) Each license shall, at the time of entering into an agreement to provide cable service of any kind, inform every subscriber of the provisions of this article, and of the procedures which may be used to make complaints, requests for repairs, and to contest alleged billing errors.

     (d) Licensees serving more than one (1) license service area need provide a local office in only one (1) such area, or in either of the two (2) cities above. (No. 84-829, 10-23-84)

SEC. 5.5-11. NOTICE OF RATE CHANGES.

     Licensees shall give not less than thirty (30) nor more than ninety (90) days' prior written notice to each subscriber of any prospective increase in any rate, fee, or charge subject to local regulation. Increases made without such prior notice shall be void. (No. 84-829, 10-23-84)

SEC. 5.5-12. PROTECTION OF SUBSCRIBER INFORMATION.

     (A) (1) At the time of entering into an agreement to provide any cable service or other service to a subscriber, and at least once a year thereafter, a cable operator shall provide notice in the form of a separate, written statement to such subscriber which clearly and conspicuously informs the subscriber of:

              (a) The nature of personally identifiable information collected or to be collected with respect to the subscriber and the nature of the use of such information;

              (b) The nature, frequency, and purpose of any disclosure which may be made of such information, including an identification of the types of persons to whom the disclosure may be made;

              (c) The period during which such information will be maintained by the licensee;

              (d) The times and place at which the subscriber may have access to such information in accordance with subsection (d); and

              (e) The limitations provided by this section with respect to the collection and disclosure of information by a licensee and the right of the subscriber under subsections (f) and (h) to enforce such limitations.

              In the case of subscribers who have entered into such an agreement before the effective date of this chapter, such notice shall be provided within one hundred eighty (180) days of such date, and at least once a year thereafter.

          (2) For purposes of this section, the term "personally identifiable information" does not include any record of aggregate data which does not identify particular persons.

                                CABLE TELEVISION                     sec. 5.5-12

     (B) (1) Except as provided in paragraph (B)(2) of this subsection, no licensee shall use the cable system to collect personally identifiable information concerning any subscriber, without the prior written or electronic consent of the subscriber concerned.

         (2) A licensee may use the cable system to collect such information in order to:

             (a) Obtain information necessary to render a cable service or other service provided by the licensee to the subscriber; or

             (b) Detect unauthorized reception of cable communications.

     (C) (1) Except as provided in paragraph (C)(2), a licensee shall not disclose personally identifiable information concerning any subscriber without the prior written or electronic consent of the subscriber concerned.

         (2) A licensee may disclose such information if the disclosure is:

             (a) Necessary to render, or conduct, a legitimate business activity related to, cable service or other service provided by the licensee to the subscriber;

             (b) Subject to subsection (h), made pursuant to a court order authorizing such disclosure, if the subscriber is notified of such order by the person to whom the order is directed; or

             (c) A disclosure of the names and addresses of subscribers to any cable service or other service, if:

                 1. The licensee has provided the subscriber the opportunity to prohibit or limit such disclosure, and

                 2. The disclosure does not reveal, directly or indirectly, the:

                    a. Extent of any viewing or other use by the subscriber of a cable service or other service provided by the licensee; or

                    b. The nature of any transaction made by the subscriber
                       over the cable system of the licensee.

     (D) A cable subscriber shall be provided access to all personally identifiable information regarding that subscriber which is collected and maintained by a licensee. Such information shall be made available to the subscriber at reasonable times and at a convenient place designated by such licensee. A cable subscriber shall be provided reasonable opportunity to correct any error in such information.

     (E) A licensee shall destroy personally identifiable information if the information is no longer necessary for the purpose for which it was collected and there are no pending requests or orders for access to such information under subsection (D) or pursuant to a court order.

     (F) Any person aggrieved by any act of a licensee in violation of this section may bring a civil action in accordance with the provisions of section 631 of the Cable Franchise Policy and Communications Act of 1984.

     (G) Nothing in this chapter shall be construed to prohibit the board from enacting or enforcing laws consistent with federal law for the protection of subscriber privacy.

sec. 5.5-12                PRINCE WILLIAM COUNTY CODE

     (H) A governmental entity may obtain personally identifiable information concerning a cable subscriber pursuant to a court order only if, in the court proceeding relevant to such court order:

          (1) The entity offers clear and convincing evidence that the subject of the information is reasonably suspected of engaging in criminal activity and that the information sought would be material evidence in the case; and

          (2) The subject of the information is afforded the opportunity to appear and contest such entity's claim. (No. 84-829, 10-23-84)

SEC. 5.5-13. CONSUMER ACCESS TO CABLE SERVICE.

     (a) The owner of any multiple-unit residential or commercial building or manufactured home park may not prevent or interfere with the construction or installation of facilities necessary for a cable system, consistent with this section, if cable service has been requested by a lessee or owner (including a person legally entitled to occupy a unit in a cooperative project) of a unit in such building or park, provided that the owner of such property is justly compensated for any physical invasion of his property to provide such service, in accordance with this section.

     (b) The county executive is authorized to prescribe regulations to implement this section which provide:

          (1) That the safety, functioning, and appearance of premises and convenience and safety of other persons shall not be adversely affected by the installation or construction of the facilities necessary for extension of a licensee's cable system;

          (2) That the reasonable and just cost of the installation, construction, operation, or removal of such facilities be borne by the licensee or subscriber, or a combination of both;

          (3) That the owner be justly compensated by the licensee for any taking or damage caused by the installation, construction, operation or removal of such facilities by the licensee; and

          (4) That methods be developed for determining just compensation under this section. In the event that a property owner declines to accept just compensation as established in accordance with regulations promulgated hereunder, and the county executive determines that it is necessary to effect the provisions of this section by other means, he is hereby authorized to initiate condemnation proceedings for the purposes hereof, and to request the county attorney to assist, or to retain qualified counsel approved by the county attorney for the purpose of conducting such proceedings, and to compensate such counsel from the proceeds of any license fee required under this chapter.

     (c) Any owner of such a multiple-unit building or park may not demand or accept payment from any licensee in exchange for permitting construction or installation necessary for a cable system on or within the premises in excess of any amount which constitutes just compensation as determined in accordance with regulations promulgated hereunder.

                                CABLE TELEVISION                     sec. 5.5-14

     (d) In prescribing methods under subsection (b) for determining just compensation, the county executive shall give consideration to:

          (1) The extent to which the cable system facilities actually occupy the premises;

          (2) The actual long-term damage which the cable system facilitates may cost to the premises;

          (3) The extent to which the cable system facilities would interfere with the normal use and enjoyment of the premises; and

          (4) The enhancement in value of the premises resulting from the availability of cable service.

     (e) This section shall not apply to units which are customarily leased to a person for a period of less than thirty (30) days, or to units in a hospital.

     (f) This section shall not apply to any owner of a multiple unit residential or commercial building or manufactured home park who, in the opinion of the county executive, makes available to residents a diversity of information sources and services equivalent to those offered by the cable system authorized to provide cable service in the area in which such dwelling is located in accordance with regulations prescribed by the county executive. (No. 84-829, 10-23-84)

SEC. 5.5-14. SERVICE EXTENSIONS REQUIRED.

     (a) Except as may be otherwise authorized in the license ordinance, each licensee shall provide service to all continuous and contiguous areas where the number of occupied dwelling units meets or exceeds a density of fifty (50) dwelling units per mile of cable, such areas to be measured linearly from any point of existing service. Such service shall be extended as soon as practicable after the adoption of this chapter, and in any event upon request of any person residing within any area where the aforesaid density conditions exist.

     (b) In areas not meeting the aforementioned density of fifty (50) occupied dwellings per mile in which mandatory extension of service is provided, upon the request of fifty (50) percent of the owners of occupied dwelling units per mile along the shortest and most direct feasible route from the nearest termination point of licensee's existing service to the dwelling of the last person requesting such nonmandatory extension, and within two hundred fifty (250) feet on either side of such route, the licensee shall extend service to any such subscriber(s) upon their payment to the licensee of an amount equal to the proportional cost of such extension by such route, determined by multiplying the cost of such extension by a fraction with the denominator of fifty (50) per mile and a numerator equal to fifty (50) per mile less the density of occupied dwelling units along the route of such extension, and occupied dwellings within five hundred (500) feet of such route.

     (c) Nothing contained in this section shall be construed to require licensees to overbuild in any portion of a service area, and either mandatory or nonmandatory service extensions required hereby shall be provided by the licensee whose existing service terminates nearest to any occupied dwelling subject to either extension requirement. Nor shall this section be construed to preclude any person or group of persons from requesting nonmandatory connec-
sec. 5.5-14                PRINCE WILLIAM COUNTY CODE

tion from any other licensee in the service area other than the nearest licensee, nor be construed to preclude voluntary overbuild in any area for which a license is held. (No. 84-829, 10-23-84; No. 85-81, 7-9-85)

SEC. 5.5-15. SYSTEM DESIGN; CAPACITY.

     The licensee shall design, install, construct, operate and maintain the cable television system:

          (1) So as to provide high quality service, to meet or exceed the technical standards set forth in rules and regulations promulgated by the Federal Communications Commission regarding cable television, as such rules and regulations may from time to time be amended, or, in the absence of such rules and regulations, or federal pre-emption of the area, in full compliance with such technical standards as the board may, by ordinance, adopt, and the board hereby expressly reserves the right to adopt such standards;

          (2) So that signals are at all times within the limitations imposed by the technical standards established, and delivered to subscribers without material degradation in quality; and

          (3) For an audio override of all channels simultaneously, for use in case of public emergencies, or disasters. (No. 84-829, 10-23-84)

                             ARTICLE V. LICENSE FEE

SEC. 5.5-16. REQUIRED.

     (a) The licensee shall pay to the county for the duration of the license a license fee which shall be the sum of one dollar ($1.00) per year per basic subscriber to that licensee's system; provided, that in no event may such fee exceed five (5) percent of the annual gross revenues of the licensee. The number of subscribers upon which such fee shall be calculated shall be the number of basic subscribers to each system as of December 31st of each year. The fee shall be payable to the county in a single payment made not later than January 31st of each year. In the event that any license is granted to any cable operator after January 1, 1985, but before December 31, 1985, the licensee shall pay such license fee based on the number of basic subscribers to its system on December 31, 1984, and such fee shall be paid to the county within thirty (30) days of the grant of the license.

     (b) Notwithstanding subsection (a) of this section, the board reserves the right, at any time during which any license is in effect, to establish a different license fee in an amount then to be established by ordinance of the board, such license fee not to exceed five (5) percent of the licensee's gross revenues. The board may establish a lesser percentage without prejudice to its right to change the fee at any time, provided that the said fee does not exceed the foregoing five (5) percent limitation. Any such fee based on a percentage shall be paid quarterly within thirty (30) days after the expiration of the calendar year quarters ending

                                CABLE TELEVISION                     sec. 5.5-17

March 31, June 30, September 30, and December 31, at which time the licensee shall file with the county a financial statement clearly showing the gross revenues received by the licensee during the preceding quarter. In the event any quarterly payment of the license fee is not made within thirty (30) days specified herein, interest shall be charged from the thirty-first day at the interest rate permitted on judgments by general law.

     (c) Acceptance of any fee payment shall not constitute, and shall not be deemed, construed, or applied as, an admission or an agreement by the county that the amount paid is in fact correct, or as a waiver of its rights, hereby expressly reserved to audit the licensee's financial records at any time, and to recompute the amount of fee payable hereunder. Any additional amounts found to be due as a result of such audit shall be paid, upon demand, together with interest at the rate permitted on judgments by general law computed from the date upon which the correct fee was due.

     (d) In the event a license is revoked prior to its expiration date, and in the event that a percentage license fee has been imposed, the licensee shall, within thirty (30) days of the date of revocation:

          (1) File with the county a financial statement clearly showing the gross revenues received by the licensee since the expiration of the immediately preceding calendar year quarter; and

          (2) Pay the license fee accrued as of the date of revocation.

     (e) Nothing in this section shall be deemed construed, or applied to exempt the licensee from the payment of any taxes, fees, or charges lawfully imposed. (No. 84-829, 10-23-84)

                   ARTICLE VI. ADMINISTRATION AND ENFORCEMENT

SEC. 5.5-17. BOOKS AND RECORDS.

     (a) The licensee shall keep and maintain such books and records of its operations within the county as may be specified by the county executive, which he deems reasonably necessary to enable the county to properly determine the amount of any license fee due to it, and to otherwise enforce the provisions of this chapter.

     The licensee shall retain such books and records, in any reasonable form, for not less than five (5) years. The county shall have the right to extend the retention period through the term of any renewed license, and shall have the right to inspect, copy, or audit the licensee's books and records at any reasonable time, upon twenty-four (24) hours' written notice to the licensee.

     (b) At the request of the county executive, within one hundred twenty (120) days following the conclusion of its fiscal year, the licensee shall, at its sole cost and expense, file with the county its financial statements for that year, examined and reported on by an independent public accountant. The licensee shall advise the office of consumer affairs of the period of its fiscal year.

sec. 5.5-18                PRINCE WILLIAM COUNTY CODE

SEC. 5.5-18. INSURANCE.

     (a) Not later than thirty (30) days after accepting a license, and at all times during the term of the license, the license shall obtain, pay all premiums for, and file with the county executive written evidence of payment of premiums for and executed duplicate copies of the following:

          (1) A general comprehensive public liability insurance policy indemnifying, defending, and holding harmless the county, its officers, boards, commissions, agents, or employees from any and all claims by any person whatsoever on account of injury to or death of a person or persons caused by the operations of the licensee under the license herein granted, or alleged to have been so caused, with a minimum liability of one million dollars ($1,000,000.00) for personal injury or death of all persons so injured or killed in any one (1) occurrence.

          (2) A property damage insurance policy indemnifying, defending, and holding harmless the county, its officers, boards, commissions, agents, or employees from any and all claims by any person whatsoever for property damage caused by the operations of the licensee under the license herein granted, or alleged to have been so caused, with a minimum liability of one million dollars ($1,000,000.00) for damage to such property in any one occurrence.

     (b) Each of the foregoing insurance policies shall be in a form acceptable to the county and each shall require thirty (30) calendar days' notice of any cancellations to both the county and the licensee. Within thirty (30) days following receipt by the county or licensee of any cancellation notice, the licensee shall obtain, pay all premiums for, and file with the county written evidence of payment of premiums for and executed duplicate copies of a replacement policy in the same minimum amount as the canceled policy. (No. 84-829, 10-23-84)

SEC. 5.5-19. INDEMNITY.

     (a) The licensee shall, at its sole cost and expense, indemnify, defend, and hold harmless the county, its officials, boards, commissions, agents, and employees against any and all claims, suits, causes of action, proceedings, and judgments for damages or relief, of any kind, arising out of:

          (1) The grant of a license to the licensee of the licensee's acceptance thereof:

          (2) The operations of the licensee under such license, specifically including antitrust actions under state or federal law. Indemnified expenses shall include, but not be limited to, all out-of-pocket expenses, court costs, attorneys' fees, and the reasonable value of any services rendered by county employees.

     (b) The foregoing indemnity is conditioned upon the county's giving the licensee prompt notice of the making of any claim or the commencement of any suit, action, or other proceeding covered by this section. Nothing in this section shall be deemed, construed, or applied to prevent the county from cooperating with the licensee and participating in the defense of any litigation by its own counsel at its sole cost and expense. (No. 84-829, 10-23-84)

                                CABLE TELEVISION                     sec. 5.5-22

SEC. 5.5-20. FAILURE TO ENFORCE LICENSE.

     The licensee shall not be excused from complying with any of the terms and conditions of this chapter or of the license ordinance by any delay or failure of the county, upon any one (1) or more occasions, to insist upon the licensee's performance or to seek the licensee's compliance with any one (1) or more of such terms or conditions. (No. 84-829, 10-23-84)

SEC. 5.5-21. ADMINISTRATION AND ENFORCEMENT RESPONSIBILITIES.

     (a) The administration and enforcement of this chapter and any license granted and accepted pursuant to this chapter shall be vested in the office of consumer affairs, under the supervision and control of the county executive.

     (b) The county executive is hereby authorized to promulgate such rules, regulations, and orders as he shall deem necessary and appropriate to enforce, administer, and interpret, this chapter; provided that he shall cause reasonable notice of the proposed adoption of any rules or regulations to be published in a newspaper or general circulation in the county, and shall conduct at least one
(1) public hearing on the adoption thereof. The county executive may not delegate this responsibility.

     (c) The county executive may enforce this chapter, the terms and conditions of any license, and any rules, regulations, or orders issued in the interpretation and administration thereof, by any appropriate action at law or cause in chancery. The county attorney is authorized to file and prosecute such proceedings in the name of the board, upon the written request of the county executive. This authority may not be delegated by the county executive. (No. 84-829, 10-23-84)

                ARTICLE VII. RENEWAL AND REVOCATION OF LICENSES

SEC. 5.5-22. RENEWAL OF LICENSES.

     (A) Licenses may be renewed in accordance with this section, and shall terminate unless so renewed.

     (B) During the six-month period which begins with the thirty-sixth month before license expiration, the board may, on its own initiative, and shall upon application of the licensee, commence proceedings for the purpose of:

          (1) Identifying the future cable-related community needs and interests of the county; and

          (2) Reviewing the performance of the licensee under the license during the then-current license term.

      (C) (1) Upon completion of a proceeding under subsection (B), above, a licensee seeking renewal of a license may, on its own initiative or at the request of the board, submit a proposal for renewal thereof.

          (2) Subject to the applicable provisions of federal law and regulation, any such proposal shall contain such material as the board may require, including proposals for an upgrade of the cable system.

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sec. 5.5-22                PRINCE WILLIAM COUNTY CODE

         (3) The board may establish a date by which such proposals shall be submitted.

     (D)(1) Upon submittal by a licensee of a proposal for renewal of a license, the board shall provide prompt public notice of such proposal and, during the four-month period which begins on the completion of any proceedings under subsection (B), either renew the license or issue a preliminary assessment that the license should not be renewed, and at the request of the operator, or on its own initiative, commence an administrative proceeding, after providing prompt public notice of such proceeding in accordance with paragraph (D)(2) to consider whether:

              (a) The licensee has substantially complied with the material terms of the existing license and with the applicable law;

              (b) The quality of the licensee's service, including signal quality, response to consumer complaints, and billing practices, but without regard to the mix, quality, or level of cable services or other services provided over the system, has been reasonable in light of community needs;

              (c) The license has the financial, legal and technical ability to provide the services, facilities, and equipment as set forth in the licensee's proposal; and

              (d) The licensee's proposal is reasonable to meet the future cable-related community needs and interests, taking into account the costs of meeting such needs and interests.

         (2) In any proceeding under paragraph (D)(1), the licensee shall be afforded adequate notice, and both the licensee and the board, or its designee, shall be afforded fair opportunity for full participation therein, including the right to introduce evidence (including evidence related to issues raised in the proceedings under subsection (b)), to require the production of evidence, and to question witnesses. A transcript shall be made of any such proceeding.

         (3) At the completion of a proceeding under this subsection, the board shall issue a written decision granting or denying the proposal for renewal based upon the record of such proceeding, and transmit a copy of such decision to the licensee. Such decision shall state the reasons therefor.

     (E) Any denial of a proposal for renewal shall be based on one or more adverse findings made with respect to the factors described in subparagraphs (a) through (d) of subsection (D)(1), pursuant to and based upon the record of the proceeding under subsection (D). The board may not base a denial of renewal on a failure to substantially comply with the material terms of the license under subsection (D)(1)(a) or on events considered under subsection (D)(1)(b) in any case in which a violation of the license or the events considered under subsection (D)(1)(b) occur after the effective date of the Cable Franchise Policy and Communications Act of 1984, unless the board has provided the licensee with notice and the opportunity to cure, or in any case in which it is documented that the board has waived its right to object, or has effectively acquiesced.

     (F) Any licensee whose proposal for renewal has been denied by final decision of the board made pursuant to this section, or has been adversely affected by a failure of the board to act in accordance with the procedural requirements of this section, may appeal such final

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                                CABLE TELEVISION                     sec. 5.5-23

decision or failure pursuant to the provisions of sections 626 and 636 of the Cable Franchise Policy and Communications Act of 1984.

     (G) Notwithstanding the provisions of subsections (A) through (F) of this section, a licensee may submit a proposal for renewal of a license at any time, and the board may grant or deny such proposal at any time (including after proceedings pursuant to this section have commenced). The provisions of subsections (A) through (F) shall not apply to a decision to grant or deny a proposal under this section. The denial of a renewal under this subsection shall not affect on a renewal proposal that is submitted in accordance with subsections (A) through (F). (No. 84-829, 10-23-94)

SEC. 5.5-23. REVOCATION OF LICENSE.

     (a) In addition to other rights and powers provided by this chapter, or general law, the county hereby expressly reserves the right to revoke any license granted under this chapter on any one (1) or more of the following grounds:

          (1) The licensee's material misrepresentation of fact in an application submitted pursuant to this chapter.

          (2) The licensee's willful or negligent failure or refusal to construct, install, maintain, or operate its cable television system in compliance with any term or condition of this chapter or of the license ordinance.

          (3) The licensee's insolvency, or its seeking relief under the bankruptcy laws or having been adjudged bankrupt.

          (4) Foreclosure or other judicial sale of all or a substantial part of licensee's cable television system, or

          (5) The licensee's repeated or substantial violation of any provision of the Virginia Consumer Protection Act of 1977, as amended.

          (6) The licensee's repeated failure to provide efficient, continuous service, or to maintain the system in good repair, or to satisfactorily resolve bona fide subscriber complaints.

     (b) The board may revoke a license pursuant to this section, by ordinance, only after it has given the licensee notice of its intention to adopt such an ordinance and the grounds therefor, and has afforded the licensee a reasonable opportunity to prove in a hearing before the board that the proposed grounds for revocation never existed or do not warrant revocation. The board shall give at least the same notice of such hearing as required for the adoption of ordinances.

     (c) A license shall not be revoked pursuant to this section for any act or omission beyond the licensee's control; provided, however, that an act or omission shall not be deemed or construed to be beyond the licensee's control because of financial difficulties of any sort.

     (d) In the event that a license is revoked by the board, the county shall have the option to acquire the assets of the licensee's cable television at their then fair market value, or to select a successor licensee, consistent with the provisions of this chapter, and to permit such


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

sec. 5.5-23                PRINCE WILLIAM COUNTY CODE

successor to acquire said assets at their then fair market value. Such option must be exercised within one (1) year of the date of revocation.

     (e) In the event that a license is revoked by the board, and until such time as the licensee transfer to the county or to a successor licensee possession and title to the assets of its cable television system, the licensee shall, as trustee for its successor in interest, continue to operate the cable television system under the terms and conditions of this chapter and of the license ordinance. During such interim period, the licensee shall not make any material administrative or operational change that would tend to:

          (1) Degrade the quality of service to subscribers;

          (2) Decrease income; or

          (3) Materially increase expenses without the express permission, in writing, of the county.

     For its management services during this period of trusteeship, the licensee shall be entitled to receive, as compensation, the net profit generated from the operation of its cable television system during such period. Such management services shall not be continued without the licensee's consent for more than twelve (12) months. (No. 84-829, 10-23-84)

SEC. 5.5-24. REMOVAL OF MATERIALS UPON TERMINATION OF LICENSE.

     In the event a license is revoked, or otherwise terminated for any lawful reason, the licensee shall, if the system is not sold to a successor licensee, or acquired by the board within the period for exercise of its option to acquire or after said option shall have been declined, remove all supporting structures, poles, transmission and distribution systems, and other appurtenances, owned by it, from all public ways in, over, under, through, and along which installed, and restore such areas to their original condition. If not done within six (6) months from notice by the board to restore, such property shall be deemed abandoned. (No. 84-829, 10-23-84)

                 ARTICLE VII. CREATION OF LICENSE SERVICE AREAS

SEC. 5.5-25. LICENSE SERVICE AREAS.

     The board may, by ordinance, establish one or more license service areas within which it may grant licenses as provided in this chapter. Unless and until the board determines to create other license service areas, the entire geographical area of Prince William County shall constitute the license service area for purposes of this chapter. (No. 84-829, 10-23-84)

                           ARTICLE IX. MISCELLANEOUS

SEC. 5.5-26. TIME OF THE ESSENCE.

     Whenever this chapter or the license ordinance specified any time for any act to be performed by or on the behalf of a licensee, such time shall be deemed to be of the essence and


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
                               CABLE TELEVISION

                                                                    SEC. 5.5-28

the licensee's failure to perform within the time specified shall, in all cases, be sufficient grounds for the county to invoke the remedies available under the terms and conditions of this chapter and of the license ordinance. (No. 84-829, 10-23-84)

SEC. 5.5-27. SEVERABILITY.

     If any provision of this chapter or of the license ordinance is held invalid or unconstitutional by any court or administrative agency of competent jurisdiction, such holding shall not affect the validity of the remaining provisions thereof. (No. 84-829, 10-23-84)

SEC. 5.5-28. EFFECT OF STATE OR FEDERAL REGULATION OR LAW.

     The provisions of this chapter, any resolution adopted by the board hereunder, and any license ordinance or agreement entered into shall be deemed amended pro tanto to comply with any requirement of state or federal law or regulation which is applicable thereto, which has been, or shall be adopted, and which is inconsistent with provisions of this chapter, and this chapter shall be deemed to include mandatory and self-effectuating provisions of such law or regulation. Nothing shall preclude the board from adopting express amendments to this chapter, and any resolution, other ordinance, or agreement to conform local law, regulation, and agreements to such federal or state law or regulation. (No. 84-829, 10-23-84)


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